Enterprise Products Partners L.P. P.O. Box 4324 Houston, TX 77210 (713) 381-6500	Exhibit 99.1

Enterprise Announces 21st Consecutive
Quarterly Cash Distribution Rate Increase

Houston, Texas (October 15, 2009) – Enterprise Products Partners L.P. (NYSE:EPD) (“Enterprise”) today announced that the board of directors of its general partner declared an increase in the quarterly cash distribution rate paid to partners to $0.5525 per common unit, or $2.21 per unit on an annualized basis.  The quarterly distribution will be paid on Thursday, November 5, 2009, to unitholders of record as of the close of business on Friday, October 30, 2009.  This distribution rate, which represents a 5.7 percent increase over the $0.5225 per unit distribution rate declared with respect to the third quarter of 2008, is the 30th distribution increase since Enterprise’s initial public offering in 1998 and the 21st consecutive quarterly increase.

Should the proposed merger of TEPPCO Partners, L.P. (NYSE: TPP) with an Enterprise subsidiary close prior to the distribution record date of October 30, 2009, holders of the Enterprise common units issued in exchange for TEPPCO units pursuant to the merger would receive this Enterprise cash distribution.  TEPPCO has scheduled a unitholder meeting for October 23, 2009, at which TEPPCO unitholders will vote on the merger.

Enterprise will announce its third quarter 2009 earnings on Wednesday,     October 28, 2009, before the New York Stock Exchange opens for trading.  Following the announcement, the company will host a conference call at 9 a.m. CDT with analysts and investors to discuss third quarter earnings.  The call will be broadcast live on the Internet and may be accessed at the company’s website, www.epplp.com.

To listen to the webcast, participants should access the “Investor Relations” section of the company’s website at least 15 minutes prior to the start of the conference call to download and install any necessary audio software.  A replay of the webcast will be available for one week following the conference call and can be accessed one hour after the completion of the call.

Enterprise Products Partners L.P. is one of the largest publicly traded partnerships and is a leading North American provider of midstream energy services to producers and consumers of natural gas, NGLs, crude oil and petrochemicals.  Enterprise transports natural gas, NGLs, crude oil and petrochemicals through more than 36,000 miles of onshore and offshore pipelines.  Services include natural gas transportation, gathering, processing and storage; NGL fractionation (or separation), transportation, storage, and import and export terminaling; crude oil transportation and offshore production platform services; and petrochemical transportation and storage.  Enterprise Products Partners L.P. is managed by its general partner, Enterprise Products GP LLC, which is wholly owned by Enterprise GP Holdings L.P. (NYSE: EPE).  For more information on Enterprise GP Holdings L.P., visit www.enterprisegp.com.

Investor Notice

In connection with the proposed merger, Enterprise has filed a registration statement on Form S-4 (Registration No. 333-161185), which includes a prospectus of Enterprise and a proxy statement of TEPPCO and other materials, with the Securities and Exchange Commission (“SEC”).  INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT FILED WITH THE SEC AND THE DEFINITIVE PROXY STATEMENT/ PROSPECTUS AND ANY OTHER MATERIALS FILED OR TO BE FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT ENTERPRISE, TEPPCO AND THE PROPOSED MERGER.  A definitive proxy statement/prospectus seeking approval of the proposed merger from TEPPCO security holders was sent to such security holders on or about September 15, 2009.  Investors, security holders and the public may obtain a free copy of the proxy statement/prospectus and other documents containing information about Enterprise and TEPPCO, without charge, at the SEC’s website at www.sec.gov.  Copies of the registration statement and the definitive proxy statement/prospectus and the SEC filings that are incorporated by reference in the proxy statement/prospectus may also be obtained for free by directing a request to: (i) Investor Relations: Enterprise Products Partners L.P., (866) 230-0745, or (ii) Investor Relations, TEPPCO Partners, L.P., (800) 659-0059.

TEPPCO, its general partner and the directors and management of such general partner may be deemed to be “participants” in the solicitation of proxies from TEPPCO’s security holders in respect of the proposed merger. INFORMATION ABOUT THESE PERSONS AND THE INTERESTS OF SUCH PERSONS IN THE SOLICITATION OF PROXIES IN RESPECT OF THE PROPOSED MERGER CAN BE FOUND IN THE PROXY STATEMENT/PROSPECTUS, TEPPCO’S 2008 ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT STATEMENTS OF CHANGES IN BENEFICIAL OWNERSHIP ON FILE WITH THE SEC.

Contacts:  Randy Burkhalter, Investor Relations (713) 381-6812 or (866) 230-0745
Rick Rainey, Media Relations (713) 381-3635

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